UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke, Bermuda HM 08

(Address of principal executive offices, including zip code)

(441) 405-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 20, 2008, AXIS Specialty Limited, a subsidiary of AXIS Capital Holdings Limited (the “Company”) entered into an amendment to the Employment Agreement with John R. Charman, its President and Chief Executive Officer. The amendment adds a provision requiring a 12 month notice period prior to a voluntary termination by Mr. Charman, and revises provisions relating to noncompetition and nonsolicitation, post-termination. A copy of the amendment is filed as Exhibit 10.1 hereto. In connection with the amendment and in consideration of a previous extension of the term of Mr. Charman’s employment to December 31, 2013, the Compensation Committee of the Board of Directors of the Company granted Mr. Charman a total of 1,000,000 shares of restricted stock under the Company’s 2007 Long-Term Equity Compensation Plan. Vesting of the first 500,000 shares of the grant will occur January 31, 2009. The remaining 500,000 Shares will vest in three equal installments on each of January 1, 2010, January 1, 2012 and January 1, 2013.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment No. 3 to Employment Agreement between John R. Charman and AXIS Specialty Limited, dated May 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2008

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Document
10.1	Amendment No. 3 to Employment Agreement between John R. Charman and AXIS Specialty Limited, dated May 20, 2008.